Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT AND

NEGATIVE PLEDGE AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT AND NEGATIVE PLEDGE AGREEMENT (this “Amendment”) is entered into as of February 4, 2014, among DELIA*S, INC., a Delaware corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 to the Credit Agreement referred to below (collectively, together with the Lead Borrower, the “Borrowers”), the Persons named on Schedule 1.02 to the Credit Agreement referred to below (collectively, the “Guarantors”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and SALUS CAPITAL PARTNERS, LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

RECITALS

A. The Borrowers, the Guarantors, the Lenders and the Agent are party to that certain Credit Agreement dated as June 14, 2013 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to the Borrowers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

B. dELiA*s Brand LLC (“Brand”) has requested that the Agent and Lenders release it as a Borrower under the Credit Agreement and the other Loan Documents.

C. The Borrowers and Guarantors have requested that the Agent and the Lenders make certain changes to the Credit Agreement as set forth herein. The Agent and the Lenders are willing to make such changes to the Credit Agreement, on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders and the Agent hereby agree as follows:

1. RELEASE. As of the Fourth Amendment Effective Date, (a) Brand will no longer be a Borrower (or, if applicable, a Guarantor) under the Credit Agreement and the other Loan Documents and as of such date, Brand is released from any and all of its obligations under the Credit Agreement and the other Loan Documents and (b) the Agent hereby releases any and all Liens heretofore granted by Brand in favor of the Agent, for its benefit and the benefit of the other Credit Parties (or, if applicable, in favor of the Credit Parties) (collectively, the “Release”). The Agent will promptly prepare and file, at the Lead Borrower’s expense, such Uniform Commercial Code financing statements and other releases of Liens as may be required to evidence the foregoing Release. Notwithstanding anything to the contrary in the Credit Agreement or in any other Loan Document, including, without limitation, Section 6.12 of the Credit Agreement, Brand shall not be required to become a Loan Party or grant any Lien on any of its assets or property to the Agent or any of the other Credit Parties.

2. RATIFICATION AND REAFFIRMATION OF OBLIGATIONS AND LIENS.

(a) Each Loan Party (as used herein shall exclude Brand) hereby ratifies and reaffirms the validity and enforceability of all of the Obligations (including, without limitation, all Obligations under the Credit Agreement and the other Loan Documents), and agrees that its obligations under the Credit Agreement, the other Loan Documents and this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the respective terms thereof. Each Loan Party further acknowledges and agrees that all payments to be made by such Loan Party under the Credit Agreement shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Each Loan Party hereby ratifies and reaffirms all of the Liens heretofore granted pursuant to the Credit Agreement and the other Loan Documents as Collateral for the Obligations incurred pursuant to the Credit Agreement and the other Loan Documents, and acknowledges that all of such Liens, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

(c) Brand acknowledges and agrees that it has received sufficient consideration, including without limitation, the Release, in exchange for the covenants and negative pledge set forth in Section 5 below.

3. AMENDMENTS TO CREDIT AGREEMENT.

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order therein:

““Commitment Increase” has the meaning specified in Section 2.17(a)(i).”

““Fourth Amendment Effective Date” means February 4, 2014.”

““Loan Increase Effective Date” has the meaning specified in Section 2.17(a)(iv).”

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definitions of “Aggregate Commitments,” “Applicable Interest Rate,” “Fee Letter” and “Interim Period” appearing therein and inserting in lieu thereof the following:

““Aggregate Commitments” means the Commitments of all of the Lenders. As of the Closing Date, the Aggregate Commitments are $30,000,000. As of the Fourth Amendment Effective Date, the Aggregate Commitments are $25,000,000.”

““Applicable Interest Rate” has the meaning specified in the Fee Letter; provided, that such rate disclosed therein shall be increased by 1.00% commencing on March 1, 2014.”

““Fee Letter” means the letter agreement, dated as of the Closing Date, among the Lead Borrower and the Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.”

““Interim Period” means (a) the period commencing on the First Amendment Effective Date and ending on the earliest to occur of (i) October 31, 2013, (ii) the date on which the Convertible Notes are converted into Equity Interests in accordance with Section 3(a) of such Convertible Notes and the Loans are prepaid in accordance with Section 6.13(g), and (iii) if Agent elects, the occurrence and continuance of a Default or Event of Default and (b) the period commencing on the Fourth Amendment Effective Date and ending on the earliest to occur of (i) February 28, 2014, (ii) Availability being equal to or greater than $10,000,000, as determined by the Agent and (iii) if Agent elects, the occurrence and continuance of a Default or Event of Default.”

(c) Article II of the Credit Agreement is amended by adding a new Section 2.17 which provides as follows:

“2.17 Increase in Commitments.

(a) Uncommitted Increase.

(i) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Lead Borrower may on a one-time basis, on or before March 14, 2017, request an increase in the Aggregate Commitments by an amount not exceeding $5,000,000 (the “Commitment Increase”); provided that any such request for an increase shall be in a minimum amount of $1,000,000. At the time of sending such notice, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii) Lender Elections to Increase. Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(iii) Notification by Agent; Additional Lenders. The Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder.

(iv) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Loan Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Loan Increase Effective Date and on the Loan Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increase, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(b) Conditions to Effectiveness of Commitment Increase. As a condition precedent to such Commitment Increase, (i) the Lead Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Loan Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Loan Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Event of Default exists or would arise therefrom, (ii) the Borrowers shall have paid such fees and other compensation to the Agent as the Lead Borrower and the Agent may agree; (iii) if requested by the Agent, the Borrowers shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date; (iv) the Borrowers and the Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; and (v) no Default or Event of Default exists.

(c) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.”

(d) Section 6.10 (Inspection Rights) of the Credit Agreement is hereby amended by deleting clause (c) thereof and inserting in lieu thereof the following:

“(c) Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Loan Parties shall pay the fees and expenses of the Agent and such professionals with respect to such appraisals. Without limiting the foregoing, the Loan Parties acknowledge that the Agent may, in its Permitted Discretion, undertake up to two (2) inventory appraisals, one (1) Real Estate appraisal, and, to the extent there is any Eligible Intellectual Property included in the Borrowing Base or in anticipation of such inclusion, one (1) Intellectual Property appraisal, in each case, in each Fiscal Year at the Loan Parties’ expense. Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken (i) as it deems necessary or appropriate, at its own expense or, (ii) if required by Agent in its Permitted Discretion, or required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.”

(e) Schedules 1.01 and 6.02 to the Credit Agreement shall be amended by deleting such schedule and replacing it with the schedules set forth on Annex I attached hereto.

4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent:

(a) The Agent shall have received this Amendment and the Amended and Restated Fee Letter duly executed by each Loan Party, Brand and the Lenders;

(b) The Agent shall have received Clear Thinking Group’s report, in form and substance reasonably satisfactory to the Agent; and

(c) The Borrowers shall have paid the Agent an amendment fee of $55,000 and shall have paid in full all outstanding Credit Party Expenses, including all Credit Party Expenses incurred in connection with the preparation, execution, delivery and administration of this Amendment. The fees and expenses described in this clause (b) shall be fully earned and payable as of the Fourth Amendment Effective Date, and no portion thereof shall be refunded or returned to the Lead Borrower or any other Loan Party under any circumstances.

5. COVENANTS; NEGATIVE PLEDGE. Notwithstanding anything to the contrary set forth herein or in the Credit Agreement or any other Loan Document, so long as any Lender shall have any

Commitment under the Credit Agreement, any Loan or other Obligation under the Credit Agreement remains unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), and as consideration for the accommodations made by the Lenders and the Agent herein, the Lead Borrower shall cause Brand not to, directly or indirectly:

(a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names Brand as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets without recourse to it; or assign or otherwise transfer any intellectual property, accounts or other rights to receive income other than, in each case, pursuant to the Daisy License Agreement as in effect on the date hereof and the Security Agreement dated as of February 24, 2003, by and between Brand and JLP Daisy LLC; or

(b) create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to any Indebtedness, except pursuant to the Daisy License Agreement as in effect on the date hereof and the Security Agreement dated as of February 24, 2003, by and between Brand and JLP Daisy LLC.

6. REPRESENTATIONS AND WARRANTIES. Each Loan Party represents, warrants and covenants that:

(a) The execution, delivery and performance of this Amendment, the Credit Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder, are all within such Loan Party’s powers, have been duly authorized and do not and will not (i) contravene the terms of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any material Laws;

(b) No event or circumstance has occurred and is continuing that would constitute a Default or an Event of Default;

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects as of the date made and, except to the extent that such representations and warranties relate expressly to an earlier date, remain true and correct in all material respects as of the date hereof (provided, that in the case of any representation and warranty qualified by materiality, such representation and warranty shall be true and correct in all respects (after giving effect to such materiality qualification)); and

(d) Such Loan Party has read and fully understands each of the terms and conditions of this Amendment and is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection and not in reliance upon any representations, warranties or agreements made by the Agent or any Lender and not set forth in this Amendment.

7. RELEASE. In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party and Brand, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, Affiliates, trustees, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party (or Brand) or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party and Brand understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party and Brand agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.

8. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect. This Amendment, the Credit Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. NO THIRD PARTIES BENEFITED. This Amendment is made and entered into for the sole benefit of the Borrowers, the Guarantors, the Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

12. SEVERABILITY. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

DELIA*S, INC., as Lead Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA*S DISTRIBUTION COMPANY, as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

A MERCHANDISE, LLC, as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA*S OPERATING COMPANY, as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA* S RETAIL COMPANY, as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA* S GROUP INC., as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

[SIGNATURE PAGE – FOURTH AMENDMENT]

AMG DIRECT, LLC, as a Borrower

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA* S ASSETS CORP., as a Guarantor

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DACCS, INC., as a Guarantor

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

DELIA* S BRAND LLC

By:	/s/ Ryan A. Schreiber, Esq.
Name:	Ryan A. Schreiber, Esq.
Title:	SVP, General Counsel & Secretary

[SIGNATURE PAGE – FOURTH AMENDMENT]

SALUS CAPITAL PARTNERS, LLC, as Administrative Agent, as Collateral Agent, and as a Lender

By:	/s/ Daniel O’Rourke
Name:	Daniel O’Rourke
Title:	COO

By:	/s/ Kyle C. Shonak
Name:	Kyle C. Shonak
Title:	EVP

[SIGNATURE PAGE – FOURTH AMENDMENT]

SALUS CLO 2012-1, LTD., as a Lender

By:	Salus Capital Partners II, LLC
Its:	Collateral Manager

By:	/s/ Daniel O’Rourke
Name:	Daniel O’Rourke
Title:	COO

By:	/s/ Kyle C. Shonak
Name:	Kyle C. Shonak
Title:	EVP

[SIGNATURE PAGE – FOURTH AMENDMENT]

ANNEX I

Schedule 1.01

Borrowers

dELiA*S Distribution Company

A Merchandise, LLC

dELiA*s Operating Company

dELiA*s Retail Company

dELiA*s Group Inc.

AMG Direct, LLC

SCHEDULE 6.02

FINANCIAL AND COLLATERAL REPORTING

DUE NAME OF REPORT	( X )
Weekly (by 5:00 pm EST on Tuesday of each week or, if such day is not a Business Day, on the next succeeding Business Day), and on the requested date of each Committed Borrowing
A Borrowing Base Certificate with summary backup information; provided that the Borrowing Base Certificate delivered pursuant to Section 2.02(b) of the Credit Agreement shall reflect the Borrowing Base in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(c) of the Credit Agreement and shall be updated solely to reflect changes to Availability based on the aggregate Total Outstandings.

Concurrently with each Borrowing Base Certificate:
A detailed Inventory system/perpetual report specifying the cost value of the Borrowers’ Inventory,

A detailed calculation of Inventory categories of Borrowers that are not eligible for the Borrowing Base with additional detail showing additions to and deletions therefrom,

A detailed calculation of outstanding Credit Card Receivables by day,

A weekly flash sales report,

A Stock ledger report as of the close of business on Sunday of the immediately preceding week, and

A reasonably detailed update on any developments in the Borrowers’ efforts to raise additional capital, including all written reports provided to the Borrowers by its investment bankers, brokers or other advisors

Bimonthly (on the 15th of each month and the last Business Day of each month, commencing with February 15, 2014:
An updated, rolling 13 week cash flow and Availability forecast, as the same may be updated, modified or supplemented, in a form acceptable to the Agent in its Permitted Discretion, along with a report noting any variances (on a line item basis) of actual performance compared to projections and an explanation of all material variances, certified in each instance by a Responsible Officer of the Lead Borrower.

Monthly (30 days after month end), per Section 6.01(c) of the Credit Agreement:
Monthly financial statements required by Section 6.01(c) of the Credit Agreement,

A detailed inventory report by category and an inventory aging report,

A comparison of same store sales,

An accounts payable aging, and

A Compliance Certificate.

Quarterly (45 days after Fiscal Quarter end), per Section 6.01(b):
Quarterly Financial Statements required by Section 6.01(b) of the Credit Agreement,

A detailed inventory report by category and an inventory aging report,

A comparison of same store sales,

An accounts payable aging,

A Compliance Certificate, and

A management discussion and analysis,

Annually (90 days after Fiscal Year end), per Section 6.01(a):
Audited Annual Financial Statements required by Section 6.01(a) of the Credit Agreement,

A Compliance Certificate, and

A management discussion and analysis

Annually (within 30 days prior to the end of each Fiscal Year):

The draft annual Business Plan for the immediately following Fiscal Year.

Annually (within 15 days after the end of each Fiscal Year), per Section 6.01(d):

The final annual Business Plan for the immediately following Fiscal Year.

The purpose of the above reporting is to provide Salus Capital Partners with the same financial information prepared in the normal course of business to monitor, evaluate and report the Lead Borrower’s financial results. If the above information is provided in an existing Lead Borrower report in a different format please call to discuss substituting the Lead Borrower’s report for the one above. Please note that per Section 6.02 of the Term Loan Agreement, Salus Capital Partners may require, from time to time, additional information or reporting from the Lead Borrower